EXHIBIT 1

ARTICLES OF ASSOCIATION
OF
UNION BANK, NATIONAL ASSOCIATION
(Restated as of December 18, 2008)

FIRST.  The name of this Association shall be "Union Bank, National Association."

SECOND.  The head office of this Association shall be in the City and County of San Francisco, State of California.  The general business of the Association shall be conducted at its head office and its legally established branches.

THIRD.  The board of directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) individuals, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof.  Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors, though less than a quorum.

FOURTH.  The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the head office or such other place as the board of directors may designate, on the date of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of laws; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors.

FIFTH.  The amount of authorized capital stock of this Association shall be $675,000,000, consisting of 45,000,000 shares of common stock of the par value of $15 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

SIXTH.  The board of directors shall appoint one of its members president of this Association, who shall be chairman of the board, unless the board appoints another director to be chairman.  The board of directors shall have the power to appoint one or more vice presidents, and to appoint a cashier and  such other officers and employees as may be required to transact the business of this Association.

The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the compensation to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH.  The board of directors shall have the power to change the location of the head office to any other place within the limits of the City of San Francisco, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH.  The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH.  Special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder.  Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, provided that said notice may be waived by a majority shareholder.

TENTH.  These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount, voting in person or by proxy.

ELEVENTH.         (a)           This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)         This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and expenses) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Superior Court of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c)         To the extent that an officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection therewith.

(d)         Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b).  Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Association.

(e)         Expenses incurred by an officer in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this article.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f)         The Association shall indemnify, to the fullest extent permitted by applicable law as then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the board of directors of the Association, or is or was serving at the request of the Association as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise (any such person, for the purposes of this subsection (f), a “director”), against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that the Association is not authorized to provide indemnification of any director for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”).  The Association shall advance expenses incurred or to be incurred in defending any such proceeding to any such director.

(1)              The following procedures shall apply with respect to advancement of expenses and the right to indemnification under this subsection (f):

(i)  Advancement of Expenses.  All reasonable expenses incurred by or on behalf of a director in connection with any proceeding shall be advanced to the director by the Association within twenty days after the receipt by the Association of a statement or statements from the director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.  Such statement or statements shall reasonably evidence the expenses incurred or to be incurred by the director and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the director to repay the amounts advanced if it should ultimately be determined that the director is not entitled to be indemnified against such expenses.

(ii)           Written Request for Indemnification.  To obtain indemnification under this subsection (f), a director shall submit to the Secretary of the Association a written request, including such documentation and information as is reasonably available to the director and reasonably necessary to determine whether and to what extent the director is entitled to indemnification (the “Supporting Documentation”).  Any claim for indemnification under this Article Eleventh shall be paid in full within thirty days after receipt by the Association of the written request for indemnification together with the Supporting Documentation unless independent legal counsel to the Association, acting at the request of the Board of Directors of the Association (or a committee of the Board designated by the Board for such purpose), shall have determined, in a written legal opinion to the Association without material qualification, that the director is not entitled to indemnification by reason of any of the circumstances specified in the proviso to the first sentence of this subsection (f) or in subsection (k) of this Article Eleventh.  The Secretary of the Association shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the director has requested indemnification and shall promptly, upon receipt of any such opinion, advise the Board in writing that such determination has been made.

Notwithstanding the foregoing, the Association shall not be required to advance such expenses to a director who is a party to an action, suit or proceeding brought by the Association and approved by a majority of the board of directors which alleges willful misappropriation of corporate assets by such director, a transaction in which the director derived an improper personal benefit or any other willful and deliberate breach in bad faith of such director’s duty to the Association or its shareholders.

(2)              The rights to indemnification and to the advancement of expenses conferred in this subsection (f) shall be contract rights.  If a claim under this subsection (f) is not paid in full by the Association within thirty days after a written claim has been received by the Association, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the director shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by a director to enforce a right to indemnification hereunder (but not in a suit brought by the director to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Association to recover an advancement of expenses pursuant to the terms of an undertaking the Association shall be entitled to recover such expenses upon a final adjudication that, the director has not met any applicable standard for indemnification under the applicable law then in effect.  Neither the failure of the Association to have made payment in full of the claim for indemnification prior to the commencement of such suit, nor an actual determination by independent legal counsel to the Association that the director is not entitled to such indemnification, shall create a presumption that the director has not met the applicable standard of conduct or, in the case of such a suit brought by the director, be a defense to such suit.  In any suit brought by the director to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this subsection (f) or otherwise shall be on the Association.

(g)         The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h)         This Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this article.

(i)         For purposes of this article, references to “the Association” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existing had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j)         For purposes of this article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Association” shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Association” as referred to in this article.

(k)         Notwithstanding anything in this article to the contrary, the Association shall not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by 12 C.F.R. Part 359.

(l)         If any provision or provisions of this article shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (1) the validity, legality and enforceability of the remaining provisions (including, without limitation, each portion of this article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.”

TWELFTH.           To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Association shall not be personally liable to the Association, its shareholders or otherwise for monetary damage for breach of his or her duty as a director.  Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Association existing at the time of such repeal or modification.